Exhibit 23.12
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-KSB of our report dated March 22, 2002 included in Chadmoore Wireless Group, Inc.'s Registration Statements, Files: No. 33-94508, No. 33-80405, No. 333-30338, and No. 333-30334. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP


Las Vegas, Nevada
March 28, 2002